PROMISSORY NOTE


$15,000,000
Dated as of August 11, 1998


          THIS PROMISSORY NOTE (as amended, restated, supplemented or otherwise modified from time to time, this "Note") is made by FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS, an Ohio business trust ("Borrower"), having an address at Suite 1900, 55 Public Square, Cleveland, Ohio 44113-1937, Attention: William Ackman, in favor of WELLSFORD CAPITAL, a Maryland real estate investment trust (together with its successors and assigns hereunder, "Lender"), whose address is 610 Fifth Avenue, New York, New York 10020.

Section 1.      Promise to Pay.

          FOR VALUE RECEIVED, Borrower hereby promises to pay to the order of Lender, on or before the Initial Maturity Date (as defined in the Loan Agreement, defined below), or if the Loan is extended pursuant to Section 2.6 of the Loan Agreement, on or before the Initial Extension Maturity Date or the Final Extension Maturity Date (both as defined in the Loan Agreement), as applicable (such final maturity date, the "Maturity Date"), the principal sum of Fifteen Million Dollars in U.S. dollars (U.S.$15,000,000), or, if less, the then unpaid principal amount of the Loan made to Borrower by Lender pursuant to that certain Fixed Rate Loan Agreement dated as of even date herewith, by and among Borrower, Lender, Bankers Trust Company, as agent, and the other lenders named therein (as amended, restated, replaced, supplemented or otherwise modified from time to time, the "Loan Agreement"; capitalized terms used herein without definition shall have the meanings ascribed to those terms in the Loan Agreement). Borrower also promises to pay interest on the unpaid principal amount hereof as provided herein.

Section 2.      Interest.

          a. Accrual. Subject to the other provisions of this Note and Loan Documents, interest shall accrue on the unpaid principal amount hereof from the Closing Date through the Maturity Date at the Interest Rate.

          b. Interest Payments. On each Interest Payment Date, Borrower shall pay to Lender all accrued and unpaid interest at the Interest Rate for the Interest Period then ended.

          c. Default Rate. Upon the occurrence and during the continuation of any default in the payment of principal or interest in respect of the Loan, or any fees or other amounts owed by Borrower under this Note, the Loan Agreement or any of the other Loan Documents, the principal amount hereof and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable under this Note, the Loan Agreement or any of the other Loan Documents, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate (the "Default Rate") equal to the greater of four percent (4%) per annum in excess of the Interest Rate and four percent (4%) per annum in excess of the Prime Rate. Payment or acceptance of interest at the Default Rate is not a permitted alternative to timely payment and shall not constitute a waiver of any Default or Event of Default or an amendment to this Note or any other Loan Document and shall not otherwise prejudice or limit any rights or remedies of Lender.

          d. Manner of Payment. Each payment hereunder shall be made in the manner specified in Section 2.5 of the Loan Agreement.

          e. Computation of Interest. Interest payable hereunder shall be computed on the basis of a 360-day year and the actual number of days expired in the related Interest Period. In computing interest on the Loan, the first day of an Interest Period and the last day of such Interest Period shall be included (it being understood that no day shall be included in more than one Interest Period).

          f. Usury Laws. It is the intention of Borrower and Lender that no provision of this Note or any other Loan Document shall require the payment of interest on the Loan at a rate that exceeds the highest rate permitted under any applicable usury law (the "Maximum Rate"). Notwithstanding anything to the contrary contained herein or in any other Loan Document, Borrower shall not be obligated to make any payment hereunder or under any other Loan Document to the extent (but only to the extent) that such payment would result in the payment of interest at a rate in excess of the Maximum Rate. If, by the terms of this Note or any other Loan Document, Borrower is at any time required or obligated to pay interest on the Loan at a rate in excess of such Maximum Rate, the rate of interest applicable to the Loan shall be deemed to be immediately reduced to such Maximum Rate, and the interest payable shall be computed at such Maximum Rate, and all prior interest payments in excess of such Maximum Rate shall be deemed to have been the result of a mistake on the part of both Borrower and Lender. Any monies collected by Lender that constitute interest in excess of the Maximum Rate shall be applied to the unpaid principal amount of the Loan to which such excess may lawfully be credited, and any portion of such excess payment not capable of being so credited shall be refunded to Borrower or otherwise disposed of as directed by the order of a court of competent jurisdiction.

Section 3.      Unscheduled Prepayments.

          This Note is subject to voluntary and mandatory prepayment in whole or in part prior to the Maturity Date only as provided in Section 2.3 of the Loan Agreement. Borrower shall pay a prepayment premium in connection with any prepayment, if applicable, as and to the extent provided in the Loan Agreement.

Section 4.      Loan Agreement.

          This Note is one of the "Notes" referred to in, is issued pursuant to, and is entitled to the benefits of, the Loan Agreement, to which reference is made for a more complete statement of the terms and conditions under which the Loan evidenced hereby was made and is to be repaid. This
Note is entitled to the benefits of the Guaranties, if any, and the other Loan Documents.

Section 5.      Event of Default.

          Upon the occurrence of an Event of Default, the principal of and accrued interest on this Note may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

Section 6.      Miscellaneous.

          Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          The proceeds of this Note were or are to be disbursed from the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including matters of construction, validity and performance, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES. To the fullest extent permitted by law, Borrower hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Note, and Lender and Borrower hereby agree, in accordance with Section 5-1401 of the New York General Obligations Law, that this Note shall be governed by and construed in accordance with the laws of the State of New York.

          The terms of this Note are subject to amendment only in the manner provided in the Loan Agreement.

          No reference herein to the Loan Agreement, and no provision of this Note or the Loan Agreement, shall alter or impair the obligations of Borrower, which are absolute and unconditional, to pay the principal of, interest on, and any applicable prepayment premium with respect to, this Note at the place, at the respective times and in the manner prescribed herein and in the Loan Agreement. The provisions of this Note are subject to Section
9.13 of the Loan Agreement, which is incorporated herein by this reference as if set forth in full.

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          IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its duly authorized representative as of the day and year first written above.


                                          FIRST UNION REAL ESTATE EQUITY AND
                                          MORTGAGE INVESTMENTS, an Ohio
                                          business trust



                                          By: /s/ Thomas T. Kmiecik
                                              ------------------------------
                                              Name: Thomas T. Kmiecik
                                              Title: Senior Vice President -
                                                Treasurer